SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             ----------------------
[X]      Filed by the Registrant

[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material under Rule 14a-12

                          Ames Department Stores, Inc.
                (Name of Registrant as Specified In Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)     Title of each class of securities to which transaction applies:
         2)     Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)     Proposed maximum aggregate value of transaction:
         5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)     Amount Previously Paid:  $
         2)     Form, Schedule or Registration Statement No.:
         3)     Filing Party:
         4)       Date Filed:

Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598



Notice of Annual Meeting of Stockholders To Be Held on June 12, 2001


     The Annual Meeting of Stockholders of Ames Department Stores, Inc., a Delaware corporation (the "Company"), will be held at the Ames Corporate Headquarters, 2418 Main Street, Rocky Hill, Connecticut on Tuesday, June 12, 2001 at 10:00 a.m. local time, to consider and act upon the following matters:

     1. the election of seven (7) directors for a term of one year or until their successor(s) have been elected and qualified;

     2.  the   ratification  of  the  appointment  of  Arthur  Andersen  LLP  as independent certified public accountants and auditors for the Company for the fiscal year ending February 02, 2002;

     3. the approval of amendments to the 1994 Non-Employee Directors Stock Option Plan; and

     4. the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 20, 2001 are entitled to receive notice of and to vote at the meeting and any adjournment of the meeting. All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Ames Corporate Headquarters located at 2418 Main Street, Rocky Hill, Connecticut 06067, at the office of the Corporate Secretary.


                                             By Order of the Board of Directors


                                             /s/David H. Lissy

Rocky Hill, Connecticut                      David H. Lissy
May 16, 2001                                 Secretary


     EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. IF, FOR ANY REASON, YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO THE CLOSE OF BALLOTING.

Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 2001

General Information
-------------------

     This proxy statement is furnished to holders of record of the Common Stock of Ames Department Stores, Inc. ("Ames" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 12, 2001 at 10:00 a.m. local time (the "Annual Meeting"), and at all adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting.

     The mailing address of the principal executive offices of the Company is 2418 Main Street, Rocky Hill, Connecticut 06067-2598 (telephone number 860/257-2000). The enclosed proxy card and this proxy statement are first being mailed to stockholders of the Company, together with the Annual Report for the fiscal year ended February 3, 2001 ("fiscal year 2000"), on or about May 16, 2001.

     Holders of outstanding shares of Common Stock of record at the close of business on April 20, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. Each holder of shares of Common Stock outstanding at the Record Date will be entitled to one vote for each share of Common Stock held. At the close of business on the Record Date, there were 29,423,057 shares of Common Stock, par value $.01 per share, of the Company issued and outstanding.

     Members of the Board of Directors shall be elected by a plurality of the votes cast. All other matters require the affirmative vote of a majority of the shares present at the meeting in person or by proxy. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to establish a quorum at the Annual Meeting. For this purpose, shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to, any particular matter. Abstentions are counted for purposes of determining the presence or absence of a quorum, but since they are not affirmative votes for the particular matter, they have the same effect as a vote against the matter. Broker non-votes are not considered present at the meeting for the particular matter as to which the vote is withheld. Consequently, broker non-votes are not counted in respect of such matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters, because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.


                                     PROXIES
                                     -------

     Solicitation: Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The persons named in the proxy card have been designated as proxies by the Board of Directors.

     Actions to be Taken under Proxy: Shares represented by properly executed proxies received by the Company will be voted at the meeting in the manner specified therein or, if no specification is made, will be voted FOR: (1) election of the seven (7) directors listed herein; (2) ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants and auditors for the Company for the fiscal year ending February 02, 2002 ("fiscal year 2001"); and (3) approval of amendments to the 1994 Non-Employee Directors Stock Option Plan.

     Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting in the discretion of the persons named in the proxy. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     Execution: If stock is registered in the names of two or more persons, the proxy card must be signed by each of them. If stock is registered in the name of a decedent, the proxy card must be signed by an executor or administrator whose title must follow his or her signature. If a stockholder is a corporation, the proxy card must be signed by an executive officer whose title must be indicated.

     Revocation: Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Company, addressed to David H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598, or by executing another proxy bearing a later date or by voting in person at the meeting.

                              ELECTION OF DIRECTORS
                              ---------------------
                                (Proposal No. 1)

     Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until the election and qualification of their respective successors. All persons who currently serve as directors are named in the table below and have been nominated to serve as directors for the coming year.

     Unless otherwise specified in a duly executed and returned proxy, the shares voted pursuant thereto will be cast for the nominees. If, for any reason, any of the nominees should be unable to accept the nomination or election, such proxy will be voted for the election of a substitute nominee recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unable to serve as a director.

     Set forth below is certain relevant information with respect to each nominee as of May 1, 2001:

                                                                                                   Shares of
                                                                                     First         Common Stock
                         Name, Age, Principal Occupation,                            Became        Beneficially
                    Business Experience and Directorships                            Director      Owned (1)
                    -------------------------------------                            --------      ---------

Joseph R. Ettore, age 62 ......................................                      1994          298,533
    Chief Executive Officer and a director of Ames since he
       joined the Company in June 1994.  He became Chairman of the
       Board in November 1999. Mr. Ettore was also President of Ames from June 1994 to February 2000. Mr. Ettore has served as a
       Director of Home Place of America, Inc. and Modell's Sporting
       Goods since October 1999 and July 1997, respectively.  Home Place of America, Inc. filed for protection under Chapter 11 of the
       Bankruptcy Code in January 2001. Mr. Ettore has over 35 years of experience in the retail industry.

Francis X. Basile, age 68 .....................................                      1992          37,000
    From 1986 to his retirement in January 1992, he served as Chairman and Chief Executive Officer of the CIT Group/Factoring, Inc. He also served as a director and Chairman of the National Commercial Finance
      Association and a member of its Executive Committee.

                                      -4-

                                                                                                   Shares of
                                                                                     First         Common Stock
                         Name, Age, Principal Occupation,                            Became        Beneficially
                    Business Experience and Directorships                            Director      Owned (1)
                    -------------------------------------                            --------      ---------

Paul M. Buxbaum, age 46 ..........................................                   1992          45,500
    Chairman of the Board of Directors of Ames from
      July 1993 to November 1999. Mr. Buxbaum is currently
      Chairman of the Executive Committee. He has been President of
      Buxbaum Group & Associates, Inc., a nationwide retail
      consulting company, since 1984, and since 1998 has been Chief
      Executive Officer of Global Health Sciences, Inc., a developer, manufacturer and packager of vitamins, herbs, dietary
      supplements   and protein powders.  He was formerly a director
      of Lamonts Apparel, Inc., Herbalife International, Inc. and
      Richman Gordman 1/2 Price Stores.

Alan Cohen, age 64 ............................................                      1992          73,500
    Chairman of Abacus Advisory & Consulting Corp. LLC and of
      Alco Capital Group, LLC, a group of diversified financial service and investment companies, since 1975, and Chief Executive
      Officer of Russ Togs, Inc. since November 1993. He also serves as Chairman of the Board of Alco Cadillac-Pontiac Sales Corp.,
      court-approved trustee of County Seat Stores, and formerly served as court-appointed trustee of Tower Financial Corporation and as Chief
      Executive Officer of Health-Tex, Inc.

Richard M. Felner, age 65 .....................................                      1994          42,500
    Since 1991, he has been the head of Richard M. Felner
      Associates, a consulting firm specializing in retail and commercial real estate. From 1985 to 1991, he was Vice President of Real Estate and
      Corporate Development, and a director of Worths Stores Corporation, a subsidiary of Reitmans Ltd., Canada's largest women's apparel retailer.

Sidney S. Pearlman, age 69 ....................................                      1992          43,000
    He has been retired since May 1991, after 40 years in the
      retailing industry, including service as President of three department store chains and as Senior Vice President/General Merchandise Manager of
      Younkers, Inc. from 1987 to March 1991.

Joseph A. Pollicino, age 61....................................                      2000           3,000
    Vice Chairman of the CIT Group, Inc. from 1987 to June 2000.
       Prior to being named Vice Chairman, he held the position of President of the former CIT Factoring and Finance Group and had responsibility for all commercial finance functions. He also served as President, CIT
       Group/Business Credit unit, and, prior to his assignment at CIT, was a
       Vice President with Manufacturers Hanover responsible for apparel and textile clients. He is a member of the Board of Directors for Junior
       Achievement of New York and a Trustee of the National Jewish Center for
       Immunology and Respiratory Medicine.

(1) As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or warrants, or the right to acquire
       Common Stock or warrants within sixty (60) days (e.g., through the exercise of stock options). Each director has sole voting and investment power in the shares listed.

     The Board of Directors unanimously recommends a vote FOR each of these nominees. Your proxy will be so voted unless you specify otherwise.

                          Board Meetings and Committees
                          -----------------------------

     During fiscal year 2000, the Board of Directors held twelve meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and any committee of which he was a member during fiscal year 2000.

     During fiscal year 2000, the Board of Directors had an Audit Committee comprised of Messrs. Buxbaum (Chairman), Basile, Felner and Pollicino; a Compensation Committee comprised of Messrs. Cohen (Chairman), Buxbaum, Pearlman and Pollicino; a Corporate Governance Committee comprised of Messrs. Felner (Chairman), Basile and Pearlman, and an Executive Committee comprised of Messrs. Buxbaum (Chairman), Cohen and Ettore. These committee assignments continue for fiscal year 2001.

     The Compensation Committee is responsible for recommending the compensation to be paid to the Company's executive officers, and the amount of and the persons to whom stock options should be granted by the Company. The Corporate Governance Committee is responsible for reviewing board structure and process in order to facilitate board oversight of management, representation of stockholder interests, and the performance of other self-determined board functions and duties under applicable law. The Executive Committee acts on behalf of the Board in certain matters and reviews certain plans prior to full review by the Board.

     The Executive Committee held numerous informal meetings in fiscal year 2000. During fiscal year 2000, there were four formal meetings, and other conversations, held by the Compensation Committee. The Corporate Governance Committee met formally one time, and had numerous informal discussions, during fiscal year 2000.

Audit Committee
---------------

     The Audit Committee, consisting of Messrs. Buxbaum, Basile, Felner and Pollicino, assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the Company's systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the Company's legal compliance and ethics programs as established by management and the Board.

     The Audit Committee held five meetings during the fiscal year 2000. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules of the Nasdaq National Market currently applicable to the Company.

     The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                             Audit Committee Report
                             ----------------------

     The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended February 3, 2001.

Review with Management
----------------------

     The Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors
------------------------------------------------

     The  Committee  has  discussed  with Arthur  Andersen  LLP,  the  Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

     The Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP their independence.

Conclusion
----------

     Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission.

                                Submitted by the Audit Committee of the Board of Directors

                                Paul Buxbaum
                                Francis X. Basile
                                Richard M. Felner
                                Joseph A. Pollicino

     The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                            Compensation of Directors
                            -------------------------

     Ames directors who are not full-time Ames employees receive a base fee of $40,000 in director's fees ($80,000 per year for the Chairman of the Executive Committee) for six regular meetings and $3,000 for each additional Board meeting, and are reimbursed for their expenses. Directors are also compensated at the rate of $10,000 per year for up to four meetings for each committee on which they serve and $2,500 for each additional committee meeting. For fiscal year 2000, Board activity and meetings exceeded the anticipated number of regular meetings. The directors, however, determined to limit their compensation for fiscal year 2000 to the base fee, and to forego any additional compensation for additional meetings.

     Pursuant to Ames' 1994 Non-Employee Directors Stock Option Plan, as amended, directors who are not full-time Ames employees are granted options to purchase Common Stock of Ames on the date of each annual meeting of stockholders of the Company. Commencing with the May 27, 1998 Annual Meeting, the number of shares granted on the date of each annual meeting is 7,500. All options terminate ten years after date of grant. The exercise prices of the options are equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in full six months after date of grant. As of February 3, 2001, Messrs. Basile, Buxbaum, Cohen and Pearlman had been granted 37,500 options each and Mr. Felner had been granted 30,000 options. Mr. Pollicino has not yet received an option grant.


                          Executives of the Registrant
                          ----------------------------

Name                            Age      Position
----                            ---      --------

Joseph R. Ettore                62       Chief Executive Officer, Chairman of the Board
Denis T. Lemire                 54       President, Chief Operating Officer
Rolando de Aguiar               52       Senior Executive Vice President, Chief Financial and Administrative Officer
Grant C. Sanborn                49       Executive Vice President, Operations
Lisa Bachmann                   39       Senior Vice President, Allocation and Planning
Eugene E. Bankers               61       Senior Vice President, Marketing
Catherine A. Berey              38       Senior Vice President, Human Resources
David S. Covitz                 59       Senior Vice President & General Merchandise Manager, Hardlines
David H. Lissy                  57       Senior Vice President, General Counsel and Corporate Secretary
Alfred B. Petrillo, Jr.         58       Senior Vice President, Store Planning
Sanford H. Sansavera            52       Senior Vice President & General Merchandise Manager, Softlines
John Tempesta                   52       Senior Vice President, Logistics
James A. Varhol                 45       Senior Vice President, Asset Protection


     Denis T. Lemire joined Ames in August 1994 as Executive Vice President, Merchandising and was promoted to Executive Vice President and Chief Operating Officer in March 1999. In February 2000, he was named President and Chief Operating Officer of Ames. Mr. Lemire has over 30 years of retailing experience. He served as President and Chief Operating Officer of Stuarts from November 1993 to August 1994 and Senior Vice President, Merchandising of Stuarts from April 1990 to November 1993. From 1989 to 1990, Mr. Lemire was a General Merchandise Manager at American Eagle Outfitters, Inc., a subsidiary of Retail Ventures, Inc. From 1987 to 1989, he served as President of the Buying Network. Prior to that, Mr. Lemire served for twelve years with Marshalls, then a division of Melville Corp., as Vice President and General Merchandise Manager, Women's Apparel, from 1983 to 1987 and as Merchandising Manager from 1978 to 1983.

     Rolando de Aguiar joined Ames as Executive Vice President and Chief Financial Officer in April 1998 and was promoted to Executive Vice President and Chief Financial and Administrative Officer in March 1999. Mr. de Aguiar was named Senior Executive Vice President and Chief Financial and Administrative Officer in March 2000. From March 1997 to March 1998, he was President of Aguiar Associates, a retailing consulting firm. From October 1994 to January 1997, he served as Executive Vice President and Chief Administrative Officer of Gruma S.A. de C.V., a leading packaged food producer in Mexico, and from September 1991 to August 1994, he held senior financial positions at Sears, Roebuck & Co., including Vice President and Controller - Merchandising Group for Sears' U.S. operations and, prior thereto, Vice President, Planning and Development at Sears in Mexico. Mr. de Aguiar previously served for ten years at Occidental Petroleum Corporation in various management positions, including Manager of Mergers and Acquisitions, Chief Financial Officer of the Minerals Division and Director of Internal Audit for Occidental Petroleum's worldwide operations.

     Grant C. Sanborn became Executive Vice President, Operations in February 2000. Mr. Sanborn joined Ames in April 1971 as an assistant manager and has held a wide variety of field store operations positions, including Store Manager at seven locations, District Manager in both Northern Maine and Syracuse, New York, Assistant Regional Director and Regional Operations Director. In July 1991, Mr. Sanborn joined Ames' corporate headquarters as Director of Operations, with responsibility for remodeling, merchandise presentation and store planning, construction and facilities. In October 1993 he was promoted to Vice President, Store Operations. In January 1995 he became responsible for Ames' entire field organization as Senior Vice President, Store Operations.

     Lisa Bachmann joined Ames in August 1997 as Vice President, Allocation and Planning, and was named Senior Vice President, Allocation and Planning, in December 1998, when she also assumed responsibility for the Merchandising Information Office. From 1983 to 1997, she held several management positions with the Casual Corner Group, Inc., including Senior Merchandise Planner at Ups N' Downs, Director - Planning & Allocation at the Capezio Division, Vice President - Planning & Allocation, Casual Corner Division, and Vice President - Planning & Allocation for the Casual Corner and Petite Sophisticate Divisions.

     Eugene E. Bankers joined Ames as Senior Vice President, Marketing, in January 1994. Prior to joining Ames, he served for nearly 14 years in several capacities at ShopKo Stores, Inc., including Vice President, Communications and Investor Relations from 1991 to 1993, Vice President of Advertising, Public Relations and Sales Promotion from 1986 to 1990, Vice President Planning and Real Estate from 1984 to 1986 and Divisional Merchandise Manager from 1981 to 1984.

     Catherine A. Berey joined Ames in September 1999 as Senior Vice President, Human Resources. She had previously been with Ames from 1993 to February 1999 during which time she served in a variety of administrative positions, including: Vice President, Human Resources Services, Vice President, Organizational Development and Director, Recruiting/Human Resources Administration. From February 1999 to August 1999, she was a human resources consultant to IKON with responsibility for all Human Resources functions in the Hartford and Springfield markets. From 1984 to 1992, Ms. Berey served in a number of Human Resource and Merchandising positions at G. Fox & Co., including:
Director, Training and Development; Manager, Compensation and Benefits; Manager, Executive Development and Placement; Manager, Merchant Development; Assistant Buyer, Women's Sportswear and Area Sales Manager, Intimate Apparel.

     David S. Covitz joined Ames in November 1989 as Divisional Merchandise Manager and subsequently was promoted to the position of Vice President, General Merchandise Manager, Hardlines. Mr. Covitz was named to his current position as Senior Vice President and General Merchandise Manager, Hardlines, in June 1998. Prior to joining Ames, he held positions in the buying division at Filene's and as Vice President/Divisional Merchandise Manager at Gold Circle Stores.

     David H. Lissy joined Ames in June 1990 and was named Senior Vice President, General Counsel and Corporate Secretary in December 1992. Prior to joining Ames, Mr. Lissy served in senior positions in a number of other major corporations, including United Brands and Gulf & Western, and in the federal government, where from 1969 to 1977 he held positions including Special Assistant to the President, Special Assistant to the Secretary of State and Executive Secretary of the Department of Health Education and Welfare. Mr. Lissy has also owned Samuel Lehrer & Co., Inc., a wholesaler of fine quality fabrics, since 1988.

     Alfred B. Petrillo, Jr. joined Ames as Senior Vice President, Store Planning in October 1995. Mr. Petrillo has over thirty years of retail experience, most of which he served as an officer. Mr. Petrillo began his career in 1962 as an architectural designer and draftsman at the firm of John Scacchetti, AIA.

     Sanford H. Sansavera joined Ames in May 1993 as Divisional Merchandise Manager - Jewelry and assumed additional responsibility for Accessories in August 1994. He was promoted to Senior Vice President, General Merchandise Manager - Softlines, in June 1998. Prior to joining Ames, Mr. Sansavera spent 21 years with the May Department Stores Company in a variety of positions, including General Manager - Merchandise, Branch Store Divisional Manager, Department Manager and Store Manager.

     John Tempesta joined Ames in February 1999 as Senior Vice President, Logistics, and is responsible for all aspects of Ames' logistics and distribution network. From 1993 to 1999, Mr. Tempesta was with Caldor Corporation, most recently as Senior Vice President, Distribution/Logistics. From 1988 to 1993, Mr. Tempesta was a Senior Vice President, Catalogue Operations, at Chadwick's of Boston, a division of TJX Companies, Inc. From 1983 to 1988, he was Senior Vice President, Operations, at Filene's Basement. He also has held management positions at Hit or Miss and Zayre Corporation.

     James A. Varhol joined Ames in August 1995 as Senior Vice President, Asset Protection, and is responsible for all aspects of corporate, store and distribution center loss prevention and safety initiatives. Mr. Varhol has over twenty years of retail experience, including eight years as an officer prior to joining Ames.


                             Executive Compensation
                             ----------------------

     The following table sets forth each item of compensation paid, earned or awarded over each of the preceding three fiscal years to the Chief Executive Officer and the four other most highly paid executive officers serving at February 3, 2001.

                           Summary Compensation Table
                           --------------------------

                                                                                                   Long-Term Compensation
                                                                                          ------------------------------------------
                                                        Annual Compensation                 Awards
                                                -------------------------------------     -----------
                                                                                                     (#) Securities
                                                                            Other         Restricted   Underlying         All
                                    Fiscal                                  Annual           Stock       Options          Other
Name & Principal Position            Year          Salary       Bonus(a)   Comp. (g)       Awards (b)    SARs (c)       Comp. (d)
-------------------------            ----          ------       --------   ---------       ----------    --------       ---------

Joseph R. Ettore                     2000        $1,171,924     $500,000  $1,576,693             ---    100,000             $48,604
     Chairman & Chief                1999         1,105,769    2,170,000   4,524,725             ---        ---              45,496
     Executive Officer               1998           939,423      750,000   2,311,675  (f)        ---    325,000 (f)    2,840,538(f)

Denis T. Lemire                      2000           538,462      275,000     (e)                 ---     80,000              19,476
     President & Chief               1999           496,154      475,000     (e)                 ---    100,000               6,920
     Operating Officer               1998           387,500      160,000   387,575          $695,700     15,000               6,900

Rolando de Aguiar                    2000           487,502      237,500     (e)                 ---     60,000              17,186
     Senior Executive Vice           1999           399,231      620,000     (e)                 ---     75,000             202,056
     President, Chief Financial &    1998           228,308      118,333     (e)             739,550     45,000              67,626
     Administrative Officer

Grant C. Sanborn                     2000           345,961       45,000     (e)             150,000     65,000               9,853
     Executive Vice President,       1999           256,231      206,000     (e)                 ---     10,000               6,072
     Operations                      1998           195,268       81,200     (e)             347,850      7,500               1,657

Eugene E. Bankers                    2000           292,663       26,400     (e)                 ---     20,000              11,793
     Senior Vice President,          1999           275,081      165,000     (e)                 ---     10,000               8,453
     Marketing                       1998           245,654       99,360   268,325           347,850      7,500               8,419
--------------------

(a) Includes certain signing bonuses, bonuses earned under the Annual Incentive Compensation Plan (see below), bonuses associated with the Hills acquisition, and bonuses provided for as per their employment agreements (see below).

(b) Pursuant to the 1998 Management Stock Incentive Plan (the "1998 Incentive Plan"; see below) and the 1995 Long Term Incentive Plan (the "1995 Incentive Plan"; see below), a total of 215,000 shares of Restricted Stock in the aggregate were awarded in fiscal year 1998. The awards were made to each Executive Vice President and each Senior Vice President. The dollar value of the Restricted Stock award shown in the table was calculated by multiplying the share price of Ames' Common Stock on the date of the award by the number of shares awarded. As of February 3, 2001, a total of 240,000 shares of the Restricted Stock that had been awarded under the 1998 Incentive Plan and the 1995 Incentive Plan remained outstanding and unvested. The total aggregate value of these shares was $1,410,000 based on a market price of Ames' Common Stock of $5.875 as of February 3, 2001.

(c) Stock options were granted to certain members of management pursuant to the 1998 Incentive Plan and the 1994 Management Stock Option Plan (see below).

(d) Includes Ames' matching contributions under the Retirement and Savings Plan (see below), excess paid life insurance, and for Mr. Ettore, $35,744 of paid disability and life insurance coverage in each of fiscal years 2000 and 1999, and $40,112 of paid disability and life insurance coverage in fiscal year 1998. Mr. de Aguiar's amounts include $1,200, $187,186 and $66,752 for fiscal years 2000, 1999 and 1998, respectively, for reimbursement of relocation expenses inclusive of gross up for tax consequences (for 1999 and 1998 only) consistent with the Company's moving expense reimbursement practices.

(e) Amount aggregated to the lesser of $50,000 or 10% of the individual executive's total salary and bonus.

(f) Pursuant to the terms of an employment agreement entered into between Ames and Mr. Ettore on June 1, 1998, Mr. Ettore surrendered rights with regard to 300,000 shares of Common Stock. In consideration therefore, Mr. Ettore received (i) 70,200 shares of Common Stock, (ii) 125,000 stock appreciation rights, and (iii) $2,666,100 in cash (including $1,514,700 for the payment of taxes by Mr. Ettore on the 70,200 shares of Common Stock). See "Employment Contracts" below.

(g) Amounts shown for fiscal year 1998 represent primarily the Cash Payment made on the Vesting Date for the Restricted Stock (as each such term is defined below) awarded pursuant to the 1995 Incentive Plan: Mr. Ettore ($759,375), Mr. Lemire ($354,375), and Mr. Bankers ($253,125). Mr. Ettore's
     fiscal year 1998 amount includes $1,514,700 for the payment of taxes referenced in (f) above. Mr. Ettore's fiscal year 1999 amount includes $4,503,125 from the exercise of 125,000 stock appreciation rights. In addition, Mr. Ettore's fiscal year 2000 amount includes $774,200 in non-cash imputed compensation related to the extension of time for the exercise of an option grant issued to him in a prior fiscal year under the 1994 Management Stock Option Plan, and $780,893 for reimbursement of the federal Alternative Minimum Tax consequences Mr. Ettore incurred as a result of the exercise of stock options.

Option and SAR Grants in Last Fiscal Year
-----------------------------------------

     The table below discloses information regarding grants of stock options and stock appreciation rights (SARs) to the named executive officers during fiscal year 2000:


                                                                                                  Potential
                                                                                              Realizable Value
                                           Individual Grants                                     at Assumed
                       ----------------------------------------------------------
                          Number of          % of                                                  Annual
                         Securities         Total                                               Rate of Stock
                         Underlying       Options/SARs    Exercise                                  Price
                        Options/SARs      Granted to      or Base                               Appreciation
                           Granted        Employees in     Price     Expiration               for Option Term
                                                                                     -----------------------------------
    Name                     (#)         Fiscal 2000       ($/Sh)       Date               5%                  10%
---------------        ---------------- ---------------  ------------------------     -------------        -------------

Joseph R. Ettore           100,000          8.52%          $7.453     6/21/05             $205,913             $455,013

Denis T. Lemire            80,000           6.82%           7.453     6/21/05              164,730              364,010

Rolando de Aguiar          60,000           5.11%           7.453     6/21/05              123,548              273,008

Grant C. Sanborn           40,000           3.41%           7.453     6/21/05               82,365              182,005
                           25,000           2.13%           15.00     2/28/05              103,606              228,941

Eugene E. Bankers          20,000           1.70%           7.453     6/21/05               41,183               91,003



     Pursuant to the 1994 Management Stock Option Plan (the "1994 Option Plan"), Ames may grant options with respect to an aggregate of up to 1,700,000 shares of Common Stock, provided that no individual optionee may receive in excess of 200,000 shares of Common Stock upon exercise of options granted under the 1994 Option Plan. During fiscal year 2000, options with respect to a total of 4,700 shares of Common Stock were issued under the 1994 Option Plan to members of management. After adjusting for options forfeited and exercised, as of February 3, 2001, options with respect to a total of 252,735 shares that had been granted pursuant to the 1994 Option Plan were outstanding, of which 239,735 had vested. The exercise prices of the options are equal to the fair market value of the Common Stock on the date the options were granted.

     Except as noted below, one-third of the shares underlying the options under the 1994 Option Plan may be purchased annually for each of three years, beginning one year from the grant date. For options granted to J. Ettore in June 1994, one-fifth of the shares underlying the options may be exercised annually for each of five years, beginning one year after the grant date. Except as noted below, all options granted on May 21, 1996 and all options granted after May 1, 1997, may be exercised one year after the grant date. For options granted to Mr. de Aguiar (Senior Executive Vice President and Chief Financial and Administrative Officer) in April 1998, one-third of the shares underlying options may be exercised annually for each of three years, beginning one year after the grant date. The unexercised portion of the options granted under the 1994 Option Plan will terminate upon the expiration of five years from the grant date, except as follows: the options granted to Mr. Ettore in June 1994 and Mr. Lemire in August 1996 terminate ten years from grant date.

     The 1998 Incentive Plan, as amended, provides for the grant of Awards (as defined in the 1998 Incentive Plan) and makes available for Awards an aggregate amount of 3,800,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which Awards may be granted (or measured) to any individual participant may not exceed 600,000. During fiscal year 2000, options with respect to a total of 926,450 shares of Common Stock were issued under the 1998 Incentive Plan to members of management. As of February 3, 2001, after adjusting for options forfeited and exercised, options with respect to a total of 1,882,948 shares that had been granted pursuant to the 1998 Incentive Plan were outstanding, of which 364,848 had vested. The exercise prices are equal to the fair market value of the Common Stock on the date the stock options were granted.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End SAR/Option Values
--------------------------------------------------------------------------------

     The table below discloses information regarding aggregated exercises of stock options and SARs by the named executive officers during fiscal year 2000 and stock options and SARs held by the named executive officers as of February 3, 2001. There were no stock options or SARs re-priced during fiscal year 2000.


                                                                            # of Shares           ($) Value of
                                                                            Underlying            Unexercised
                                                                            Unexercised           In-the-Money
                                                                            SARs/Options          SARs/Options at
                                                                            at 2/3/01             2/3/01
                                        # Shares         ($) Value          Exercisable/          Exercisable/
     Name                               Exercised        Realized (a)       Unexercisable         Unexercisable
     ----                               ---------        ------------       -------------         -------------
     Joseph R. Ettore                      130,000         $2,380,690        70,000/300,000        $148,750/---
     Denis T. Lemire                           ---                ---        85,000/160,000         178,250/---
     Rolando de Aguiar                         ---                ---        48,750/131,250             ---/---
     Grant C. Sanborn                          ---                ---          8,333/74,167             ---/---
     Eugene E. Bankers                         ---                ---          8,333/29,167             ---/---

(a) Dollar value realized represents the number of options exercised multiplied by the difference between the market price of Ames' Common Stock at date of exercise and the strike price of the options.


Long-Term Incentive Plan Awards
-------------------------------

     Ames' 1995 Incentive Plan was approved by the stockholders in May 1995. The purpose of the 1995 Incentive Plan is to promote Ames' long-term success by affording certain officers with an opportunity to acquire an ownership interest in Ames in order to incentivize such persons and to align their financial interests with Ames' stockholders. Pursuant to the 1995 Incentive Plan, Ames may make awards ("Awards") of an aggregate of up to 500,000 shares of Common Stock that are subject to restrictions on transfer ("Restricted Stock") and a cash payment (a "Cash Payment") in an amount up to 50% of the Fair Market Value (as defined in the 1995 Incentive Plan) of the Restricted Stock determined as of, and paid on, the third anniversary of the date of grant (the "Vesting Date"). The Cash Payment is intended to defray a substantial portion of an Award recipient's federal and state income tax liabilities on the Award (including the Cash Payment) in order to allow the recipient to receive the Restricted Stock substantially free and clear on the Vesting Date.

     Officers eligible for Awards under the 1995 Incentive Plan are the Chief Executive Officer, each Executive Vice President and each Senior Vice President. The Compensation Committee administers the 1995 Incentive Plan. During 2000, there were no shares of Restricted Stock issued pursuant to the 1995 Incentive Plan. As of May 1, 2001, 355,000 shares in the aggregate had vested.

     The 1998 Incentive Plan (as defined) was approved by the stockholders in May 1998. The purpose of the 1998 Incentive Plan is to provide incentives which will attract, retain and motivate highly competent persons as key employees by providing them opportunities to (i) acquire shares of Common Stock; (ii) receive monetary payments based on the value of such shares; and (iii) receive grants of options to purchase shares of Common Stock (as more fully described below). The 1998 Incentive Plan makes available for Awards (as defined in the 1998 Incentive
Plan) an aggregate amount of 3,800,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which Awards (as defined in the 1998 Incentive Plan) may be granted (or measured) to any individual participant may not exceed 600,000. There were 10,000 shares of Restricted Stock (pursuant to the 1998 Incentive Plan as defined previously) awarded during fiscal year 2000. In addition, 15,000 shares, previously granted, were forfeited.

     Officers eligible for Awards under the 1998 Incentive Plan are such key employees of Ames as the Board of Directors, in its sole discretion, determines to be significantly responsible for the success, future growth and profitability of Ames. As of May 1, 2001, 265,000 shares of Restricted Stock have been awarded, 30,000 shares had been forfeited, and 235,000 shares remained unvested.

Annual Incentive Compensation Plan
----------------------------------

     Ames has an Annual Incentive Compensation Plan (the "Annual Bonus Plan") that is subject to annual review by the Compensation Committee and the Board of Directors. The Annual Bonus Plan provides annual incentive cash bonuses based on the achievement of Ames' financial goals for the year (as well as individual performance goals and customer service goals for store and field management). Pursuant to the Annual Bonus Plan, bonuses for fiscal year 2000 were paid in May 2001. Participants must be active Ames' employees, at the time the bonus payments are made, to earn a bonus.

Retirement and Savings Plan
---------------------------

     Ames has defined contribution retirement and savings plans that are qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for employees who are classified as full-time and have at least sixty days of service, or who are part-time and have one year of service, and have completed at least one thousand hours of service in a twelve month period. For each participant's contribution (up to a maximum of 5% of such participant's total compensation), the Company contributes to the Retirement and Savings Plan an amount equal to 50% of the first 4% and 100% of the next 1% contribution. Ames funds all administrative costs incurred by the plans. Ames's expense associated with this plan amounted to approximately $5.2 million, $6.0 million, and $3.6 million, in 2000, 1999, and 1998, respectively.

     The following table sets forth, as to the named executive officers (those listed in the Summary Compensation Table) and all other officers and employees of Ames as a group, the matching contributions by Ames under the Retirement and Savings Plan during fiscal year 2000:

                                                                                                 Matching
                                                                                               Contributions
                                                                                               -------------

            Joseph R. Ettore................................................................    $    6,202
            Denis T. Lemire.................................................................         6,183
            Rolando de Aguiar...............................................................         6,077
            Grant C. Sanborn................................................................         9,058
            Eugene E. Bankers...............................................................         8,442
            All other employees and officers................................................    $5,150,538

Retirement Plan
---------------

     Ames has an unfunded Retirement Plan for officers/directors (the "Retirement Plan"). It provides that every person, who is employed by Ames when he or she retires, dies or becomes disabled and who serves as both a full-time officer and a director of Ames and has completed five years of service, not necessarily consecutive, in both of these capacities, is eligible for benefits under the Retirement Plan.

     Benefits under the Retirement Plan are payable upon termination of employment due to retirement, death or disability. The annual benefit is equal to two-thirds of the participant's average annual base salary during the five-year period of highest compensation preceding such termination of employment. The maximum annual benefit under the Retirement Plan is $100,000, reduced by an amount equal to certain of such participant's annual Social Security benefits. Each participant in the Retirement Plan is entitled to benefits for a period of 10 years. Upon the earlier death of the participant, at Ames' option, the future payments as scheduled or the then present value of all unpaid benefits would be paid to the participant's estate. Joseph Ettore, current Chief Executive Officer and Chairman, potentially qualifies for benefits under this plan. As of February 3, 2001, Mr. Ettore had completed approximately eighty months of credited service as a full-time officer and director of Ames. No payments were made under this plan in fiscal year 2000.

 Employment Contracts, Termination, Severance and Change-in-Control Arrangements
 -------------------------------------------------------------------------------

Employment Contracts
--------------------

     Set forth below are descriptions of the material features of the employment contracts between Ames and Joseph R. Ettore, Chairman and Chief Executive Officer, Denis T. Lemire, President and Chief Operating Officer, Rolando de Aguiar, Senior Executive Vice President and Chief Financial and Administrative Officer, Grant C. Sanborn, Executive Vice President, Operations, and Eugene E. Bankers, Senior Vice President, Marketing.

     Ames is party to an employment agreement with Joseph Ettore dated June 1, 1998 and expiring May 31, 2004 (the "Ettore Agreement"), pursuant to which Mr. Ettore serves as Chief Executive Officer of Ames. Under the Ettore Agreement, Mr. Ettore is entitled to a base salary of $1,000,000 per year through May 31, 2002 (increased to $1,100,000 as of April 1999), and $1,250,000 thereafter; an annual bonus as determined by the Board of Directors; an option to acquire up to 200,000 shares of Common Stock, which will vest and become exercisable on May 31, 2003; a bonus of $450,000 and $550,000, payable on June 30, 1999, and at the end of the term of Mr. Ettore's employment, respectively; and an annual automobile allowance, payable in equal monthly installments of not less than $1,800 per month.

     In addition, in consideration of Mr. Ettore's surrender of options to purchase an aggregate of 300,000 shares of Common Stock, which right was granted to Mr. Ettore pursuant to his prior employment agreement, Mr. Ettore received
(a) a stock award of 70,200 shares of Common Stock in accordance with Ames' 1998 Incentive Plan, (b) $2,666,100 in cash and (c) 125,000 fully vested stock appreciation rights ("SARs"), which entitle Mr. Ettore to receive, in the aggregate, an amount equal to (x) the number of SARs Mr. Ettore elects to exercise on or after May 31, 1999 multiplied by (y) the difference between (i) $2.00 (representing the exercise price of certain rights surrendered by Mr. Ettore in connection with the Ettore Agreement) and (ii) the Average Stock Price (as defined in the Ettore Agreement) as of the date of such election. Mr. Ettore exercised all of his SARs in fiscal year 1999.

     During the term of the Ettore Agreement, Ames is required to reimburse Mr. Ettore $12,000 per year for the cost of maintaining a policy insuring his life with a face amount of $500,000; provide additional life insurance in the face amount of $500,000; and maintain a disability insurance policy that will pay Mr. Ettore 60% of his base salary during any period of disability up to age 65.

     In the event that Ames terminates the employment of Mr. Ettore without Cause (as such term is defined in the Ettore Agreement), or if Mr. Ettore terminates his employment for Good Reason (as such term is defined in the Ettore Agreement), he will be entitled to (a) his base salary for the remaining term of the Ettore Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under Ames' medical plan for one year after the date of termination. If Mr. Ettore's employment is terminated by Ames for Cause or if Mr. Ettore terminates his employment without Good Reason, he will receive no further compensation or other benefits under the Ettore Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr. Ettore terminates his employment upon a Change in Control of the Company (as such term is defined in the Continuity Plan referred to below or any successor or replacement plan), he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and (z) the benefits provided by the Ettore Agreement.

     Ames is party to an employment agreement with Denis Lemire dated as of March 23, 1999 and expiring May 31, 2003 (the "Lemire Agreement"), pursuant to which Mr. Lemire serves as Executive Vice President and Chief Operating Officer of Ames. Under the Lemire Agreement, Mr. Lemire is entitled to an initial base salary of $500,000 per year through March 31, 2002, and $600,000 thereafter; an annual bonus under the Ames Annual Bonus Plan; a sign-on bonus of $100,000 payable at the end of the Term of Employment (as such term is defined in the Lemire Agreement); an option to acquire 100,000 shares of Common Stock under the 1998 Incentive Plan; an annual automobile allowance; and other compensation and benefits in effect from time to time for Ames' senior executive officers.

     During the term of the Lemire Agreement, Ames is required to provide a policy insuring the life of Mr. Lemire in the face amount of his base salary then in effect, and maintain a disability insurance policy that will pay him 60% of his base salary during any period of disability up to age 65.

     In the event that Ames terminates the employment of Mr. Lemire without Cause (as such term is defined in the Lemire Agreement), or if Mr. Lemire terminates his employment for Good Reason (as such term is defined in the Lemire Agreement), he would be entitled to (a) his base salary for the remaining term of the Lemire Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under the Ames' medical plan for one year after the date of termination. If Mr. Lemire's employment is terminated by Ames for Cause, or if he terminates his employment without Good Reason, he shall receive no further compensation or other benefits under the Lemire Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr.Lemire terminates his employment upon a Change in Control of the Company (as such term is defined in the Continuity Plan referred to below or any successor or replacement plan), he will be entitled to the greater of the benefits provided by (x) the Continuity Plan (as defined below), and (y) any such successor or replacement plan and (z) the benefits provided by the Lemire Agreement.

     Ames is party to an employment agreement with Rolando de Aguiar dated as of March 23, 1999 and expiring May 31, 2003 (the "de Aguiar Agreement"), pursuant to which Mr. de Aguiar serves as Senior Executive Vice President and Chief Financial and Administrative Officer of Ames. Under the de Aguiar Agreement, Mr. de Aguiar is entitled to an initial base salary of $400,000 per year through March 31, 2002, and $500,000 thereafter; an annual bonus under the Ames Annual Bonus Plan; a sign-on bonus of $75,000 payable at the end of the Term of Employment (as such term is defined in the de Aguiar Agreement); an option to acquire 75,000 shares of Common Stock under the 1998 Incentive Plan; an annual automobile allowance; and other compensation and benefits in effect from time to time for Ames' senior executive officers.

     During the term of the de Aguiar Agreement, Ames is required to provide a policy insuring the life of Mr. de Aguiar in the face amount of his base salary then in effect, and maintain a disability insurance policy that will pay Mr. de Aguiar 60% of his base salary during any period of disability up to age 65.

     In the event that Ames terminates the employment of Mr. de Aguiar without Cause (as such term is defined in the de Aguiar Agreement), or if Mr. de Aguiar terminates his employment for Good Reason (as such term is defined in the de Aguiar Agreement), he would be entitled to (a) his base salary for the remaining term of the de Aguiar Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under Ames' medical plan for one year after the date of termination. If Mr. de Aguiar's employment is terminated by Ames for Cause, or if he terminates his employment without Good Reason, he shall receive no further compensation or other benefits under the de Aguiar Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr. de Aguiar terminates his employment upon a Change in Control of Ames (as such term is defined in the Continuity Plan referred to below or any successor or replacement plan), he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and (z) the benefits provided by the de Aguiar Agreement.

     Ames is party to an employment agreement with Grant C. Sanborn dated as of February 28, 2000 and expiring February 28, 2003 (the "Sanborn Agreement"), pursuant to which Mr. Sanborn serves as Executive Vice President, Operations of Ames. Under the Sanborn Agreement, Mr. Sanborn is entitled to a base salary of $375,000 per year; an annual bonus under the Ames Annual Bonus Plan; an option to acquire 25,000 shares of Common Stock under the 1998 Incentive Plan; a grant of 10,000 shares of Restricted Stock under the 1998 Incentive Plan; an annual automobile allowance; and other compensation and benefits in effect from time to time for Ames' senior executive officers.

     During the term of the Sanborn Agreement, Ames is required to provide a policy insuring the life of Mr. Sanborn in the face amount of his base salary then in effect, and maintain a disability insurance policy that will pay Mr. Sanborn 60% of his base salary during any period of disability up to age 65.

     In the event that Ames terminates the employment of Mr. Sanborn without Cause (as such term is defined in the Sanborn Agreement), or if Mr. Sanborn terminates his employment for Good Reason (as such term is defined in the Sanborn Agreement), he would be entitled to (a) his base salary for the remaining term of the Sanborn Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under Ames' medical plan for one year after the date of termination. If Mr. Sanborn's employment is terminated by Ames for Cause, or if he terminates his employment without Good Reason, he shall receive no further compensation or other benefits under the Sanborn Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr. Sanborn terminates his employment upon a Change in Control of Ames (as such term is defined in the Continuity Plan referred to below or any successor or replacement plan), he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and (z) the benefits provided by the Sanborn Agreement.

        Ames is party to an employment agreement with Eugene E. Bankers expiring July 31, 2003 (the "Bankers Agreement"). The terms of the Bankers Agreement are substantially similar to those contained in the employment agreements for senior vice presidents of Ames discussed immediately below.

Employment Agreement for Senior Vice Presidents
-----------------------------------------------

     Ames is party to an  employment  agreement  with  each of its  Senior  Vice
Presidents (each such employment agreement, as amended, an "Employment Agreement"), each terminating on July 31, 2003. Under each Employment Agreement, a Senior Vice President is entitled to a base salary; is eligible for an annual bonus under the Company's Annual Bonus Plan; is eligible for stock options, stock grants or other awards pursuant to the 1998 Incentive Plan; and receives an annual automobile allowance and other benefits in effect from time to time for Ames' Senior Vice Presidents.

     In the event that Ames terminates or fails to renew the employment of a Senior Vice President without Cause (as such term is defined in each Employment Agreement), the Senior Vice President would be entitled to receive as severance an amount equal to (a) his or her base salary for the greater of one year or the period until the end of the term of employment plus an amount equal to any bonus payment received in the preceding one year period pursuant to the Annual Bonus Plan and (b) continuation of coverage under Ames' medical plan for the greater of one year or the period until the end of the term of employment. If a Senior Vice President's employment is terminated by Ames for Cause, or if the officer terminates his or her employment, he or she shall receive no further compensation or other benefits under such Employment Agreement, except for any amounts that had vested under the terms of any benefit plan maintained by the Company. If a Senior Vice President terminates his or her employment upon a Change in Control of Ames (as such term is defined in each Employment Agreement), he or she will be entitled to participate in the Company's Key Employee Continuity Plan (or other successor or replacement plan).

Key Employee Continuity Benefit Plan
------------------------------------

     Ames has a Key Employee Continuity Benefit Plan (the "Continuity Plan") that covers all officers (Vice President and above) and certain other employees of Ames. If the employment of any participant in the Continuity Plan is terminated by the Company other than for death, disability, Cause (as defined in the Continuity Plan) or by the participant for Good Reason (as defined in the Continuity Plan) within eighteen months after a change of control of Ames, the participant will receive a lump sum cash severance payment. The severance payment is 2.99 times Base Compensation for the President and Executive Vice Presidents, two times Base Compensation for Senior Vice Presidents and selected Vice Presidents, and one times Base Compensation for other Vice Presidents. Base Compensation is defined generally as the sum of the participant's annual base compensation in effect immediately prior to the participant's termination plus one-third of the value of the cash and stock bonuses paid to the participant during the thirty-six months ending on the date of termination. For purposes of the Continuity Plan, a change of control includes, but is not limited to, the acquisition by any person of beneficial ownership of 20% or more of the Company's outstanding voting securities or the failure of the individuals who constituted the Board of Directors at the beginning of any period of twelve consecutive months to continue to constitute a majority of the Board during such period.


      Additional Information with Respect to Board of Directors Interlocks and Insider Participation in Compensation Decisions
               ---------------------------------------------------

     During fiscal year 2000, the Board of Directors had a Compensation Committee comprised of Messrs. Cohen (Chairman), Buxbaum, Pearlman and Pollicino, none of whom has served as an officer or employee of Ames or any of its subsidiaries.

     Joseph Ettore has been a member of the Board of Directors and an executive officer of Ames since June 1994. However, he did not participate as a Board member in Board deliberations in fiscal year 2000 relating to his own executive compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that would otherwise incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee's Report on Executive Compensation and the Performance Graph that follow below shall not be incorporated by reference into any such filings.

          The Compensation Committee's Report on Executive Compensation
          -------------------------------------------------------------

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for recommending to the full Board of Directors (the "Board") the compensation to be paid to the Company's principal executive officers, including the Chief Executive Officer ("CEO"), the persons to whom and the amount in which stock options should be granted by the Company under the Company's 1998 Incentive Plan and the 1994 Option Plan and the persons to whom shares of Restricted Stock should be awarded by the Company under the 1998 Incentive Plan and the 1995 Incentive Plan. As previously described, the Company currently has employment contracts with Joseph R. Ettore, Chairman and Chief Executive Officer, Denis T. Lemire, President and Chief Operating Officer, Rolando de Aguiar, Senior Executive Vice President and Chief Financial and Administrative Officer, Grant C. Sanborn, Executive Vice President, Operations, and Eugene E. Bankers, Senior Vice President, Marketing. Set forth below is a report submitted by the Committee regarding the compensation policies for fiscal year 2000, as they related to the Company's principal executive officers, including the CEO.

Compensation Policies
---------------------

     In April of each year, the Committee reviews management's proposed annual salaries for principal executive officers for the remainder of the new fiscal year and the beginning of the next fiscal year. In determining whether to accept management's proposed salaries, or recommend different salaries, the Committee considers a number of factors, including but not limited to the following: (1) the Company's financial performance for the prior fiscal year, including whether the Company had a net profit or loss, the amount thereof, the reasons for such performance, and whether such performance was primarily a result of the executive officers' performance, or whether the performance might have related to unforeseen events or events not in the executives' control; and (2) the extent to which an executive officer achieved certain objectives in his or her area of primary responsibility that might have been set in the prior fiscal year, or otherwise made a significant contribution to the Company. The Committee believes that an important factor in attracting, motivating, and retaining key executive officers is to ensure that the compensation paid to such individuals is competitive with that paid by comparable companies. In its review of management's proposed goals under the Annual Bonus Plan for a fiscal year, the Committee utilizes criteria similar to that used in reviewing annual salaries.

     In  considering  the grant of stock  options to  employees,  including  the
Company's principal executive officers, the Committee considers the responsibility level of the position, job performance and salary level, and reviews the long-term objectives of management and the Board.

Fiscal Year 2000 Executive Compensation
---------------------------------------

     Employing its compensation review factors described above, the Committee recommended to the Board that management's salary recommendations for its senior executives and the recommendations for eligible participants in, and the Company's goals for, the Annual Bonus Plan for the fiscal year ending February 3, 2001 be adopted.

     In accepting the salary recommendations for those executive officers who had served in the prior year, the Committee noted that management's recommended salaries were, for the principal executive officers, slightly higher in the aggregate than the previous year's salaries. The Committee specifically considered that the Company's store base and sales increased approximately 50% in fiscal year 1999 and that management continued to take extensive measures to plan for the Company's future.

     The Committee approved the grants of stock options to certain members of management in fiscal year 2000 pursuant to the 1998 Incentive Plan and the 1994 Option Plan. The purpose of the 1998 Incentive Plan and the 1994 Option Plan is to provide incentives to motivate highly competent persons as key employees of the Company by providing them the opportunity to acquire an ownership interest in the Company and thereby aligning the interests of such employees with those of its stockholders. Such options were granted during fiscal year 2000 with an exercise price equal to the market price of the Common Stock on the date of grant, so that individuals receiving such grants benefit only if stockholders benefit through appreciation in the post-grant value of Ames shares.


                                                     The Compensation Committee,

                                                     Alan Cohen, Chairman
                                                     Paul Buxbaum
                                                     Sidney S. Pearlman
                                                     Joseph A. Pollicino

                             Stock Performance Graph
                             -----------------------

     The following graph compares the changes in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the cumulative total return of the NASDAQ Retail Stock Index during the preceding five fiscal years ended February 3, 2001. The comparison assumes $100 was invested on January 26, 1996 in the Company's Common Stock and in each of the foregoing indices.

[THE FOLLOWING TABLE IS WHAT WAS REPRESENTED AS A GRAPH IN THE PRINTED MATERIAL]


                                                          1/26/96   1/25/97    1/31/98    1/30/99   1/29/00     2/3/01
                                                          -------   -------    -------    -------   -------     ------
Ames Department Stores, Inc.......................          $100       $443      $999      $2,135     $1,706      $408
CRSP Index for NASDAQ U.S. Companies..............          $100       $132      $157       $246       $380       $258
CRSP Index for NASDAQ Retail Companies............          $100       $126      $146       $178       $143       $110


                 Security Ownership of Certain Beneficial Owners
                 -----------------------------------------------

     Set forth below is certain information regarding the beneficial ownership of Ames Common Stock by any person known by Ames to beneficially own more than 5% of the Common Stock. As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or warrants of Ames, or the right to acquire Common Stock or warrants within sixty days.

Name and Address of                                                                                              Percent
Beneficial Owner                                Amount and Nature of Beneficial Ownership                        Of Class
----------------                                -----------------------------------------                        --------
Janus Capital Corporation        3,521,087 shares beneficially owned by Janus Capital Corporation          (a)   12.0%
   100 Fillmore Street           ("JCC"). JCC has sole voting and dispositive power as to all shares
   Denver, Colorado 80206-       beneficially owned by it.
   4923

Legg Mason, Inc.                 2,828,680 shares  beneficially  owned by Legg Mason, Inc. ("LM"). LM has  (b)   9.62%
   100 Light Street              sole voting  power as to  2,800,000  shares,  shared  voting power as to
   Baltimore, Maryland           28,680 shares, and shared dispositive power as to 2,828,680 shares.
   21202

Mellon Financial Corporation     2,026,910  shares  beneficially  owned by Mellon  Financial  Corporation  (c)   6.89%
   One Mellon Center             ("MFC").  Of such  amount,  1,897,110  shares and  1,523,500  shares are
   Pittsburgh, PA 15258          beneficially  owned by The Boston  Company,  Inc.  ("BC") and The Boston
                                 Company, Asset Management, LLC ("BCAM"), respectively, each subsidiaries of MFC. MFC, BC and BCAM have sole voting power as to 1,770,310,
                                 1,654,210 and 1,280,600 shares, respectively. MFC, BC and BCAM have shared voting power as to 216,800 shares. MFC, BC and BCAM have sole dispositive power as to 2,026,910, 1,897,110 and 1,523,500 shares, respectively.

Dimensional Fund Advisors, Inc.  1,955,350 shares  beneficially owned by Dimensional Fund Advisors,  Inc.  (d)   6.65%
   1299 Ocean Avenue             ("DFA").  DFA has sole  voting  and  dispositive  power as to all shares
   11th Floor                    beneficially owed by it.
    Santa Monica, CA 90401

--------------------------------
(a)   Based on information contained in Schedule 13G filed on February 9, 2001 by Janus Capital Corporation and Thomas H. Bailey.
(b)   Based on information contained in Schedule 13G/A filed on March 14, 2001 by Legg Mason, Inc.
(c)   Based on information contained in Schedule 13G filed on January 18, 2001 by Mellon Financial Corporation on behalf of itself and its subsidiaries (referred to above).
(d)   Based on information contained in Schedule 13G filed on February 2, 2001 by Dimensional Fund Advisors, Inc.


                        Security Ownership of Management
                        --------------------------------

     As of May 1, 2001, Ames' directors and officers as a group were beneficial owners of 1,483,831 shares of its Common Stock. As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or warrants of Ames, or the right to acquire Common Stock or warrants within sixty days.

     Ames is not aware of any arrangements, including any pledge by any person of securities of Ames, which may at a subsequent date result in a change of control of Ames.

     Listed below are the number of shares of Common Stock beneficially owned by the named executive officers (those listed in the Summary Compensation Table) and all executive officers as a group as of May 1, 2001:

                                                                                              Total
                                                                                            Shares of
                                                  Shares of           Exercisable          Common Stock         Percent
                                                 Common Stock            Stock             Beneficially           of
Name of Beneficial Owner                          Owned (a)           Options (b)             Owned              Class
------------------------                     -------------------    ---------------    -------------------    ----------
Joseph R. Ettore...........................        195,200             103,333                298,533            1.02%
Denis T. Lemire............................        101,500             136,666                238,166              *
Rolando de Aguiar..........................         69,000              97,500                166,500              *
Grant C. Sanborn...........................         50,161              24,999                 75,160              *
Eugene E. Bankers..........................         63,750              18,332                 82,082              *
All executive officers
     as a group............................        665,624             530,288              1,195,912            4.07%



(a) The shares listed include 235,000 shares of outstanding Restricted Stock awarded under the 1998 Incentive Plan. With the exception of 10,000 shares that vest on the third anniversary of the date of grant, these shares vest 50% each on the fourth and fifth anniversaries of the date of grant. Except as noted in the following sentence, each named executive has sole voting and investment power in the shares listed. Mr. Lemire holds 40,000 of his shares jointly with his wife.

(b) Represents shares of Common Stock that may be acquired within 60 days through the exercise of stock options under the 1994 Option Plan and 1998 Incentive Plan.

(*)  Percentage is less than 1%


                     Transactions with Management and Others
                     ---------------------------------------

     Mr. Ettore's brother-in-law is principal and partner of Tri-Star Connection, Inc., a supplier to the Company. The Company did business with Tri-Star prior to Mr. Ettore's joining the Company. In fiscal year 2000, in the normal course of business, the company purchased approximately $820,000 of merchandise from Tri-Star Connection, Inc.

     Since 1996, Mr. Buxbaum has owned a 50% equity interest in Dealco, Inc., an entity that has assisted Ames in identifying opportunities for closeout and other off price purchases. In fiscal year 2000, Ames paid approximately $89,000 to Dealco, Inc. for direct purchases.

     As of April 1, 2001, the Company had the following outstanding loans with certain officers:

                                                                                 Principal
                                                                  Date of      Balance as of        Interest
      Officer                                                       Loan       April 1, 2001          Rate
      -------                                                       ----       -------------          ----
      Grant Sanborn, Executive Vice President, Operations           3/13/98           $117,711        5.51%
      Eugene Bankers, Senior Vice President, Marketing               4/9/99            192,276        5.21%
      David Lissy, Senior Vice President, General
      Counsel and Corporate Secretary....................            4/9/99             63,732        5.21%
      Rolando de Aguiar, Senior Executive Vice President,
           Chief Financial and Administrative Officer:
                Loan 1                                               6/4/99             54,081        5.30%
                Loan 2                                               9/3/99             43,639        5.89%
      Denis Lemire, President and Chief Operating Officer            9/5/00            103,065        6.13%

     To the knowledge of Ames, there were no other related transactions or business relationships with directors or executive officers of Ames during fiscal year 2001, or any currently proposed, that would require disclosure.

      Compliance with Section 16 (a) of the Securities Exchange Act of 1934
      ---------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires Ames officers and directors and persons, who own more than ten percent of Ames Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Additionally, Item 405 of Regulation S-K under the Exchange Act requires Ames to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

     To the knowledge of Ames, there were no director or officer reporting delinquencies, except that due to a technical mailing error, the end of year Form 5 filings for all directors and executive officers, except for Mr. Pollicino, while received by NASDAQ within the proper time period, were approximately one week late arriving at the Securities and Exchange Commission.

                  Changes in and Disagreements with Accountants
                  ---------------------------------------------

     There were no changes in or disagreements with the Company's outside accountants on accounting and financial disclosure matters during fiscal years 2000 and 1999.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
               ---------------------------------------------------
                                (Proposal No. 2)

     Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent pubic accountants, as auditors of the Company for the fiscal year ending February 2, 2002, subject to the ratification by stockholders at the Annual Meeting. It is intended that, unless otherwise directed by the stockholders, proxies will be voted for the ratification of this appointment. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer questions by stockholders.

     The Board of Directors unanimously recommends a vote FOR the appointment of the named auditors. Your proxy will be so voted unless you specify otherwise.

                                   Audit Fees
                                   ----------

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended February 3, 2001 by the Company's principal accounting firm, Arthur Andersen LLP:

                  Audit Fees.......................................     $592,000

                  Financial Information Systems
                     Design and Implementation Fees................          ---
                  All Other Fees...................................   $1,178,996 (a)



(a) The amount consists primarily of professional fees for the outsourcing of the Company's Internal Audit and Tax departments.

        The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.


                   APPROVAL OF AMENDMENTS TO 1994 NON-EMPLOYEE
                           DIRECTORS STOCK OPTION PLAN
                           ---------------------------
                                (Proposal No. 3)

     The stockholders are being asked to approve amendments to the Company's 1994 Non-Employee Directors Stock Option Plan (the "Non-Employee Plan") in order to (i) increase the number of shares reserved for issuance thereunder by 250,000 shares of Common Stock to an aggregate of 450,000 shares, (ii) increase the number of options granted to each participant in the Plan on the date of the 2001 Annual Meeting from 7,500 to 15,000 (with the annual grants thereafter remaining at 7,500 per participant), (iii) prohibit the "repricing" of options granted under the Non-Employee Plan by prohibiting amendments by the Company's Board to the exercise price of options granted thereunder, (iv) allow participants in the Non-Employee Plan greater flexibility in the means by which they may exercise options granted thereunder, (v) provide the Company's Board with the discretion to allow participants in the Non-Employee Plan to transfer options granted thereunder to certain family members and trusts and (vi) provide for accelerated vesting of options granted under the Non-Employee Plan in the event of certain change in control transactions. A description of the material features of the Non-Employee Plan are set forth below.

     The Board of Directors unanimously recommends a vote FOR the approval of the adoption of the amendments to the Non-Employee Plan. Your proxy will be so voted unless you specify otherwise.

                                     General
                                     -------

     The Non-Employee Plan was approved by the Company's stockholders on May 24, 1995 and a total of 200,000 shares were reserved for issuance thereunder. As of May 1, 2001, 5,000 shares of Common Stock were available for issuance under the Non-Employee Plan (exclusive of the increase in shares subject to stockholder approval at the Annual Meeting). Options to purchase 180,000 shares were outstanding and 15,000 shares of Common Stock had been issued upon the exercise of options granted under the Non-Employee Plan.

     The purpose of the Non-Employee Plan is to provide non-employee directors of the Company an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of Common Stock and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries. Pursuant to the Non-Employee Plan, the Company currently may grant options to purchase up to an aggregate of 200,000 shares of Common Stock of the Company (subject to adjustment as described below), which amount would increase to 450,000 if the amendments described herein are approved by the Company's stockholders at the Annual Meeting. Options granted pursuant to the Non-Employee Plan will be options that do not qualify as incentive stock options ("NQSOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Persons who become non-employee directors of the Company will be granted an option to purchase 7,500 shares of Common Stock at the next succeeding Annual Meeting of the Company, except that, at the 2001 Annual Meeting only, each non-employee director of the Company then in office will be granted an option to purchase 15,000 shares of Common Stock if the amendments described herein are approved by the Company's stockholders at the Annual Meeting.

                               Summary of the Plan
                               -------------------

     Administration: The Non-Employee Plan will be administered by the Board of Directors, which may designate a committee from its members to administer the Non-Employee Plan (references under this caption to the Board of Directors include the Board of Directors and any committee it may designate to administer the Non-Employee Plan). Subject to the express provisions of the Non-Employee Plan, the Board of Directors will have the authority to construe the Non-Employee Plan and the options granted thereunder, to prescribe, amend and rescind rules and regulations relating thereto and to make all other ministerial determinations necessary or advisable for administering the Non-Employee Plan.

     Eligibility: Options may be granted only to non-employee directors of the Company, each of whom (i) has not been an officer or employee of the Company or any subsidiary or parent corporation of the Company for one year prior to the time a grant of options is made to such person and (ii) is a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934 ("Eligible Directors").

     Grant, Terms and Conditions of Options: The Company will not receive any monetary consideration for granting options under the Non-Employee Plan. Effective on the date of each annual meeting at stockholders of the Company commencing with the 1996 Annual Meeting of Stockholders, each non-employee director of the Company then in office will be granted an option to purchase 7,500 shares (subject to adjustment), with the date of the grant to be the date of such meeting, except that, at the 2001 Annual Meeting only, each non-employee director of the Company then in office will be granted an option to purchase 15,000 shares of Common Stock if the amendments described herein are approved by the Company's stockholders at the Annual Meeting. The exercise price for each share purchasable under any option granted as of any annual meeting will be an amount equal to the fair-market value (as defined in the Non-Employee Plan) per share of the Common Stock on the date of grant. Payment for shares purchased upon the exercise of options may be made in cash or with other shares of Common Stock. Options granted under the Non-Employee Plan will be exercisable six months after the date of grant or the date of stockholder approval of the Non-Employee Plan, whichever is later, and will remain exercisable until July 21, 2004.

     If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(a) if an Eligible Director holding an outstanding Option dies, including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) immediately below, such Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

(b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company or (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), such Option shall, to the extent not theretofore exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, subject to the above exceptions thereto stated in this clause (b), and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

     Options may not be transferred except by will or the laws of descent and distribution. Notwithstanding the foregoing, if the amendments described herein are approved by the Company's stockholders at the Annual Meeting, the Company's Board may permit the transferability of Options by a participant to members of the participant's immediate family or trusts for the benefit of such person or family partnerships.

     Effect of Change in Common Stock: In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     In addition, if the amendments described herein are approved by the Company's stockholders at the Annual Meeting, the Plan will provide for accelerated vesting of Options or such other actions as the Company's Board deems appropriate in the event of a "change in control" of the Company. A change in control of the Company is deemed to have occurred upon any of the following events: (1) any person or other entity becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"); (2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (3) the Company's Common Stock ceases to be publicly traded

(other than a suspension of trading that lasts for a short period of time); (4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation, the consummation of which would result in the
stockholders   of  the  Company   immediately   before  the  occurrence  of  the
consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (5) a change in the Company's Board of Directors occurs with the result that the members of the Board of Directors on the Effective Date (as defined in the Plan) of the Plan (the "Incumbent Directors") no longer constitute a majority of the Board of Directors, provided that any person becoming a director (with certain exceptions) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes of the Plan.

     Amendment or Termination: The Board of Directors may at any time amend or terminate the Non-Employee Plan, provided that no such action affects or impairs the rights of a participant under any previously granted option without the participant's consent. Notwithstanding the foregoing, without the approval of the Company's stockholders, no amendment may be made (i) increasing the total number of shares of Common Stock reserved for options under the Non-Employee Plan (other than an increase resulting from an adjustment of the type described above under, "-- Effect of Change in Common Stock"), (ii) modifying the provisions of the Non-Employee Plan relating to eligibility or (iii) materially increasing the benefits accruing to participants under the Non-Employee Plan, or
(iv) amending or modifying the exercise price of any previously granted option (item (iv) to be effective only if the amendments described herein are approved by the Company's stockholders at the Annual Meeting).

                         Federal Income Tax Consequences
                         -------------------------------

     The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law in this area is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     The options granted pursuant to the Non-Employee Plan are non-qualified stock options ("NQSO") and will not qualify as incentive stock options under
Section 422(b) of the Code. A participant who receives an NQSO will not recognize any taxable income upon the grant of such NQSO. In general, upon exercise of an NQSO a participant will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the shares (or other property) received at the time of exercise over (ii) the exercise price.

     As a result of Section 16(b) of the Securities and Exchange Act of 1934, the timing of income recognition may be deferred for any period following the exercise of an NQSO (i.e., the "Deferral Period") for any participant who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Upon the expiration of the Deferral Period, the participant will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the shares (or other property) at such time over (ii) the exercise price.

     A participant's tax basis in the shares received on exercise of an NQSO will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such participant as a result of the receipt of such shares. The holding period for such shares would begin just after the transfer of the shares or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of the Company, just after the expiration of the Deferral Period, if any. A federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income recognized by the participant (subject to the satisfaction of Section 162(m) of the Code and Section 280G of the Code).

     In general, if a participant exercises an NQSO by delivering shares to the Company, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. As long as the participant receives a separate identifiable stock certificate herefore, the tax basis and the holding period for that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The participant's tax basis and holding period for the additional shares received on exercise of an NQSO paid for, in whole or in part, with shares will be the same as if the participant had exercised the NQSO solely for cash.

     Absent any Deferral Period, if, subsequent to the exercise of an NQSO, a participant sells the shares received pursuant to such exercise, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the participant will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares exceeds the requisite holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

     The Non-Employee Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of ERISA.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
                  ---------------------------------------------

     In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 annual meeting of stockholders, stockholder proposals which are intended to be presented at the meeting must be received at the principal executive offices of the Company, marked for the attention of the Secretary, on or before January 16, 2002. Under the Company's By-laws, notice of any other matter intended to be presented by a stockholder for action at the 2002 annual meeting of stockholders must be addressed to the principal executive offices of the Company, marked for the attention of the Secretary, and must contain the information required by the By-laws. The notice must be received at the principal executive offices during the period from March 14, 2002 through April 13, 2002, unless the 2002 annual meeting of stockholders is called for a date prior to May 13, 2002 or subsequent to August 11, 2002, in which case, notice must be received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (i) the sixtieth day prior to such annual meeting and (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

     If a stockholder wishes to present a proposal for consideration at the 2002 annual meeting of stockholders without having such matter included in the Company's proxy statement and form of proxy relating to such annual meeting, but does not give the Company notice of such matter by April 3, 2002, then the proxies solicited by the Board of Directors for such annual meeting may confer discretionary authority on the persons holding such proxies to vote on such matter in accordance with their judgment. Any proposals, referred to above, should be submitted to the attention of David H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598.

                         FORM 10-K OR QUARTERLY REPORTS
                         ------------------------------

     To receive, without charge, additional financial information as reported in the Company's fiscal year 2000 Annual Report on Form 10-K, please write to Carolyn M. Skahill, Investor Relations Department, Ames Department Stores, Inc., MS # 1030, 2418 Main Street, Rocky Hill, CT 06067-2598.

                            EXPENSES OF SOLICITATION
                            ------------------------

     The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies will be solicited by mail. They may also be solicited by directors, officers and employees of the Company (personally, by mail or telephone), but such persons will not be specifically compensated for such services. The Company will reimburse banks, brokers, nominees and other custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding the proxy soliciting materials to their principals.

                                  OTHER MATTERS
                                  -------------

     The Board of Directors does not intend to present any other business at the meeting and knows of no other matter which will be properly presented. If, however, any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                              By order of the Board of Directors

                                              David H. Lissy,
May 16, 2001                                  Secretary

                                                                      APPENDIX A


                          AMES DEPARTMENT STORES, INC.
                             Audit Committee Charter

     Purpose. The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of Ames Department Stores, Inc. (the "Company") is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including (i) overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) overview of the Company's systems of internal accounting and financial controls; and (iii) overview of the annual independent audit of the Company's financial statements. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company. The Committee will also have the power to retain outside counsel, auditors or other experts for this purpose.

Key Responsibilities.  The Committee shall, as its primary duties:
--------------------

1. Provide an open avenue of communication among and between the independent auditor, management, and Board of Directors.

2. Recommend the selection of the independent auditor for approval by the Board of Directors and ratification by the stockholders of the Company, and approve the compensation of the independent auditor.

3. Review the proposed scope and approach of the audit conducted by the independent auditor, and review the performance of the independent auditor.

4. Ensure (i) its receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; (ii) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the independent auditor.

5.   Ensure   that   the   independent   auditor   acknowledges   its   ultimate
     accountability   to  the  Board  of  Directors   and  the   Committee,   as
     representatives of the stockholders.

6. Acknowledge, and ensure that the Board of Directors acknowledges, as representatives of the stockholders, the ultimate authority and responsibility of the Committee to select, evaluate, and where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

7. Discuss with management and the independent auditor the quality and adequacy of the Company's internal controls.

8. Ensure that management and the independent auditor discuss with the Committee their qualitative judgments about the appropriateness, and not just the acceptability of, accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

9. Direct the attention of the independent auditor and management to specific matters or areas deemed by the Committee or the independent auditor to be of special significance.

10. Review (i) audited annual financial statements and the independent auditors' opinion rendered with respect to such financial statements, and
     (ii) interim financial statements with the independent auditor and discuss with the independent auditor all matters required to be discussed by Statement of Auditing Standards No. 61.

11. Perform such other functions as are consistent with this Charter as the Committee or the Board of Directors deems appropriate, including, if necessary, any special investigations with the power to retain outside counsel for this purpose.

12. Regularly update and make recommendations to the Board of Directors about Committee activities.

13. Annually review and assess the adequacy of the Audit Committee charter and performance.

14.  Review proxy statement disclosures related to the Audit Committee.

15.  Review and assess reports of related party transactions.

16. Meet periodically with the company's internal auditors to review, as necessary, audit plans and reports.

     Membership. The membership of the Committee shall consist of at least three directors, each of whom shall be independent, who shall serve at the pleasure of the Board of Directors. Each of such directors shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of the foregoing, the term "independent director" shall mean a person other than an officer or employee of the Company or its subsidiaries or any other person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and as further defined in NASDAQ Rule 4200(a)(15). In addition, the functioning of the Committee shall in all respects comply with NASDAQ rules.

                                                                      APPENDIX B



                          AMES DEPARTMENT STORES, INC.

                  1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.       PURPOSES

     Ames Department Stores, Inc. (the "Company") desires to attract and retain the services of outstanding non-employee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of stock options ("Options") exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

     The Options offered pursuant to this 1994 Non-Employee Directors Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

     The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the code, respectively.

2.       AMOUNT OF STOCK SUBJECT TO THE PLAN

     Options granted under the Plan shall be exercisable for shares of common stock of the Company ("Common Stock"). Initially, and for so long as the Company continues to have authorized Priority Common Stock, par value $.01 per share, and Common Stock, par value $.01 per share ("Ordinary Common Stock"), Options granted under the Plan shall be exercisable for shares of Ordinary Common Stock. If at any time there is more than one class of Common Stock, the Shares (as defined below) shall be the class designated by the Board of Directors pursuant to its authority under Section 4.

     The total number of shares of Common Stock authorized for issuance under the Plan upon exercise of Options (the "Shares"), shall not exceed, in the aggregate, 450,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 13 of the Plan.

     Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

3.       EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective at 5:00 p.m., New York City time, on July 22, 1994 (the "Effective Date"); provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting of stockholders within twelve months after the Effective Date, the Plan and any Options granted hereunder shall terminate. The Plan shall terminate at the close of business on July 21, 2004 (the "Termination Date"), unless sooner terminated in accordance with its terms.

4.       ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. (References herein to the Board of Directors shall be deemed to include references to any such committee, except as the context otherwise requires.) Subject to the express provisions of the Plan, the Board of Directors shall have authority to construe the Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan; provided, however, that, without the approval of the stockholders of the Company, no amendment or modification may be made to the per-share exercise price of any Option following the date of grant of such Option under the Plan.

     The  determination of the Board of Directors on matters referred to in this
Section 4 shall be conclusive.

5.       ELIGIBILITY

     All non-employee directors of the Company (including former officers or former key employees), each of whom (a) has not been an officer or employee of the Company or any subsidiary corporation or parent corporation of the Company for one year prior to the time a grant of Options is made to such person hereunder and (b) is a "non-employee director" as such term is defined in Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be eligible to be granted Options under the Plan ("Eligible Directors").

     The Plan does not create a right in any person to participate in, or be granted Options under, the Plan.

6.       OPTION GRANTS

     On the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 10,000 Shares (subject to adjustment as provided in Section 13), subject to the approval of the Plan by the stockholders of the Company at the 1995 Annual Meeting. Thereafter, effective on the date of each annual meeting of stockholders of the Company during the term of the Plan commencing with the 1996 Annual Meeting of Stockholders, each Eligible Director then in office shall automatically be granted, immediately following each such annual meeting of stockholders of the Company, an Option to purchase 7,500 Shares (subject to adjustment as provided in Section 13), with the date of the grant to be the date of such annual meeting; provided, however, that on the date of the 2001 Annual Meeting of Stockholders, each Eligible Director then in office shall automatically be granted, immediately following the 2001 Annual Meeting of Stockholders, an Option to purchase 15,000 Shares (subject to adjustment as provided in Section
13), with the date of the grant to be the date of the 2001 Annual Meeting.

7.       OPTION PRICE AND PAYMENT

     The price for each Share purchasable upon exercise of any Option granted hereunder on the Effective Date shall be an amount equal to the fair market value per Share on such date. The price for each Share purchasable upon exercise of any Option granted hereunder on the date of any annual meeting of stockholders during the term of the Plan commencing with the 1996 Annual Meeting of Stockholders shall be an amount equal to the fair market value per Share on the date of grant. For purposes of the Plan, fair market value per Share shall be determined as follows:

(a) If the Shares are listed on a national securities exchange in the United States or reported on the National Association of Securities Dealers
     Automated Quotation System-National Market System ("NASDAQ-NMS") on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on the principal national securities exchange or reported on NASDAQ-NMS on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date or reported on NASDAQ-NMS but the Shares are not traded on such date, or such national securities exchange or NASDAQ-NMS is not open for business on such date, the fair market value per Share shall be determined as of the closest date preceding on which the Shares were traded.

(b) If on the date any Option is granted, a regular, active public market exists (as determined in the sole discretion of the Board of Directors, whose decision shall be conclusive and binding) for the Shares but such Shares are not listed on a national securities exchange in the United States or reported on NASDAQ-NMS, the fair market value per Share shall be deemed to be the average of the closing bid and ask quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. In the event that there are no bid and ask quotations in the over-the-counter market in the United States for such Shares on the date such Option is granted, the fair market value per Share shall be determined as of the closest preceding date on which such quotations are available. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market." If the Board of Directors determines that a regular, active public market does not exist for the Shares, the Board of Directors shall determine the fair market value per Share in its good faith judgment.

     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the Option exercise price may, to the extent permitted by applicable law, and with the consent of the Board of Directors, be paid by the delivery of shares of Common Stock then owned by the optionee, by the withholding of shares of Common Stock for which an Option is exercisable, or by a combination of cash and any one or more of these methods. The fair market value per share of Common Stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with this Section 7. In the discretion of the Board of Directors, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Board of Directors may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of an Option by delivery of shares of Common Stock then owned by an optionee, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the optionee only the number of incremental shares to which the optionee is entitled upon exercise of the Option. In determining which methods an optionee may utilize to pay the exercise price, the Board of Directors may consider such factors as it determines are appropriate.

8.       TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred Shares (unless the number purchased is the total balance for which the Option is then exercisable).

     A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

9.       OPTION PERIOD AND EXERCISE OF OPTIONS

     An Option granted to any Eligible Director shall not be exercisable for six
(6) months following the date of grant of such Option; provided that for purposes of this sentence only, any Option granted to an Eligible Director prior to stockholder approval of the Plan shall be deemed to have been granted on the date such approval is obtained. Thereafter, the Option shall be exercisable for the period ending ten (10) years from the date of grant of such Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

     Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 15, 16 and 17 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

10.      TERMINATION OF DIRECTORSHIP

     If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(a) if an Eligible Director holding an outstanding Option dies, including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) immediately below, such Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

(b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company or (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), such Option shall, to the extent not therefore exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, subject to the above exceptions thereto stated in this clause (b), and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

     In no event, however, shall an Eligible Director be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

11.      USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

12.      NON-TRANSFERABILITY OF OPTIONS

     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution; provided, however, that at the discretion of the Board of Directors, an award of Options under the Plan may permit the transferability of such Options by an optionee solely to members of the optionee's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the agreement granting such Options. Except to the extent provided above, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

13.      ADJUSTMENT OF SHARES

     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of shares for which Options may be granted to any one Eligible Director and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the optionee.

14.      RIGHT TO TERMINATE SERVICE

     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any director holding Options and shall not impose any obligation on the part of any director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

15.      PURCHASE FOR INVESTMENT

     Except as hereinafter provided, the Board of Directors may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Board of Directors, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

     Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

16.      ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Board of Directors, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement. All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

17.      LISTING OF SHARES AND RELATED MATTERS

     If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

18.      CHANGE IN CONTROL

(a) Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 18(b) below), the Board of Directors, in its discretion, may take such actions as it deems appropriate with respect to outstanding Options, including, without limitation, accelerating the exercisability, vesting and/or payout of such Options.

(b) Definition. For purposes of this Section 18, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:
     (1) any person or other entity (other than any of the Company's subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"); (2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (3) the Company's Common Stock shall cease to be publicly traded (other than a suspension of trading that lasts for a short period of time); (4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (5) a change in the Company's Board of Directors occurs with the result that the members of the Board of Directors on the Effective Date (as defined in Section 3 above) of the Plan (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof. Notwithstanding anything contained in the Plan to the contrary, a Change in Control of the Company shall not include an initial or subsequent public offering of the Company.

(c) Cashout. The Board of Directors, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the fair market value (as defined in Section 7 hereof) of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Board of Directors, in its discretion, shall determine.

19.      AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made without the approval of the stockholders of the Company that will (a) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Section 13 hereof), (b) modify the provisions of the Plan relating to eligibility, or (c) materially increase the benefits accruing to participants under the Plan. Notwithstanding any other provision hereof, in no event shall the provisions of the Plan be amended more than one time in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules promulgated thereunder.

20.      TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial power of the Board of Directors to construe and administer any Options under Section 4 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

21.      SAVINGS PROVISION

     With respect to all participants in the Plan, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

22.      GOVERNING LAW

     The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time in effect.

23.      PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.


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